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                                                              (EXHIBIT 11)


                       STERLING ELECTRONICS CORPORATION
           (11) - Statement Re:  COMPUTATION OF PER SHARE EARNINGS

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

                                                  THIRTEEN WEEKS ENDED
                                               ----------------------------
                                               JULY 1, 1995    JULY 2, 1994
                                               ------------    ------------

PRIMARY

Average shares outstanding                       6,555,322      6,501,279
Net effect of dilutive stock options-
  based on the treasury stock method
  using average market price                       152,274        129,209
                                                ----------     ----------
Total                                            6,707,596      6,630,488
                                                ==========     ==========

Net income applicable to common stock           $2,297,121     $1,855,236
                                                ==========     ==========

Per share amount                                      $.34           $.28
                                                ==========     ==========

FULLY DILUTED

Average shares outstanding                       6,555,322      6,501,279
Net effect of dilutive stock options-
  based on the treasury stock method
  using the end of period market price,
  if higher than average market price              195,576        129,209
                                                ----------     ----------
Total                                            6,750,898      6,630,488
                                                ==========     ==========

Net income applicable to common stock           $2,297,121     $1,855,236
                                                ==========     ==========

Per share amount                                      $.34           $.28
                                                ==========     ==========
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